THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.



                              EDISON INTERNATIONAL

                           Floating Rate Note Due 2001

                                                              $ 250,000,000
No. 0001                                              CUSIP No. 281020 AD 9


   Edison International, a corporation duly organized and existing under the laws of the State of California (herein called the "Corporation," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to THE BANK OF NEW YORK, as Trustee, or registered assigns, the principal sum of TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) on July 18, 2001, and to pay interest thereon on the 18th day of each month (each such date, an "Interest Payment Date"), commencing on August 18, 2000, through the maturity date of July 18, 2001. Interest will accrue from the issue date of July 18, 2000 and will be paid to the Person in whose name such Note is registered in the Security Register at the close of business on the Regular Record Date for such interest installment. The interest so payable on any Note which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name such Note is registered in the Security Register at the close of business on a date ("Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. If any scheduled Interest Payment Date falls on a day that is not a Business Day, it will be postponed to the following Business Day. If the maturity date of the Notes falls on a day which is not a Business Day, the required payment of principal and/or interest shall be made on the following day which is a Business Day as if it were made on the date the payment was due. Interest will not accrue as a result of this delayed payment.

   Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the office or agency of the Trustee maintained for that purpose in Chicago, Illinois, in such coin or currency of the United States of America as at the time of payment is


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


legal tender for payment of public and private debts; provided, however, that at the option of the Corporation payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

   Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

   Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


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



   IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated as of Date of Authentication:              EDISON INTERNATIONAL


                                             By  Mary C. Simpson
                                                 ----------------------------
                                                 Name:  Mary C. Simpson
                                                 Title: Assistant Treasurer


Attest:

Kenneth S. Stewart
------------------------
Kenneth S. Stewart


   This is one of the Floating Rate Notes Due 2001 referred to in the within-mentioned Indenture.

                                                THE BANK OF NEW YORK,
                                                     as Trustee


                                             By: Terence Rawlins
                                                 ------------------------
                                                 Terence Rawlins
                                                 Assistant Vice President
                                                 Authorized Signatory

Dated:  July 18, 2000


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


   This Floating Rate Note Due 2001 is one of a duly authorized issue of securities of the Corporation (herein called the "Notes"), issued and to be issued in one or more series under a Senior Indenture, dated as of September 28, 1999 (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Corporation and The Bank of New York, as successor Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture) to Harris Trust and Savings Bank, and reference is hereby made to the Indenture for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Corporation, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in aggregate principal amount to $250,000,000.

   The Notes will bear interest for each monthly Interest Period at a per annum rate determined by the Calculation Agent, subject to the maximum interest rate permitted by California or other applicable state law, as such law may be modified by United States law of general application. The interest rate applicable during each monthly Interest Period will be equal to LIBOR on the Interest Determination Date (as defined below) for such Interest Period plus 0.03%; provided, however, that in certain circumstances described below, the interest rate will be determined without reference to LIBOR. Promptly upon such determination, the Calculation Agent will notify the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and Holders of the Notes, the Corporation and the Trustee.

   If the following circumstances exist on any Interest Determination Date, the Calculation Agent shall determine the interest rate for the Notes as follows:

     (1) In the event no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m. London time on an Interest Determination Date, the Calculation Agent shall request the principal London offices of each of four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Corporation) to provide a quotation of the rate (the "Rate Quotation") at which one month deposits in amounts of not less than $1,000,000 are offered by it to prime banks in the London interbank market, as of approximately 11:00 a.m. on such Interest Determination Date, that are representative of single transactions at such time (the "Representative Amounts"). If at least two Rate Quotations are provided, the interest rate will be the arithmetic mean of the Rate Quotations obtained by the Calculation Agent, plus 0.03%.

     (2) In the event no Reported Rate appears on Telerate Page 3750 as of approximately 11:00 a.m. London time on an Interest Determination Date and there are fewer than two Rate Quotations, the interest rate will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. New York City time on such Interest Determination Date, by three major banks in New York City selected by the Calculation Agent (after consultation with the Corporation), for loans in Representative Amounts in U.S. dollars to leading European banks, having an index maturity of one month for a period commencing on the second London

          Business Day immediately following such Interest Determination Date, plus 0.03%; provided, however, that if fewer than three banks selected by the Calculation Agent are quoting such rates, the interest rate for the applicable Interest Period will be the same as the interest rate in effect for the immediately preceding Interest Period.

   Upon the request of a Holder of the Notes, the Calculation Agent will provide to such Holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.

   Interest on the Notes will be calculated on the basis of the actual number of days for which interest is payable in the relevant Interest Period, divided by
360. All dollar amounts resulting from such calculation will be rounded, if necessary, to the nearest cent with one-half cent rounded upward.

   "Calculation Agent" means the Trustee or its successor appointed by the Corporation, acting as calculation agent.

   "Interest Determination Date" means the second London Business Day immediately preceding the first day of the relevant Interest Period.

   "Interest Period" means the period commencing on an Interest Payment Date for the Notes (or commencing on the issue date for the Notes, if no interest has been paid or duly made available for payment since that date) and ending on the day before the next succeeding Interest Payment Date for the Notes.

   "LIBOR" for any Interest Determination Date will be the offered rate for deposits in U.S. dollars having an index maturity of one month for a period commencing on the second London Business Day immediately following the Interest Determination Date in amounts of not less than $1,000,000, as such rate appears on Telerate Page 3750 at approximately 11:00 a.m. London time on the Interest Determination Date (the "Reported Rate").

   "London Business Day" means a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.

   "Regular Record Date" means, for the interest payable on any Interest Payment Date, the date which is fifteen days immediately prior to such Interest Payment Date (whether or not a Business Day).

   "Telerate Page 3750" means the display designated on page 3750 on Dow Jones Markets Limited (or such other page as may replace the 3750 page on that service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits or such other successor reporter of such rates as may be selected by the Calculation Agent and acceptable to the Corporation).

   The Notes will not be entitled to the benefits of any sinking fund. The Notes are not subject to redemption, Defeasance or Covenant Defeasance at the option of the Corporation.

   If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

   The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of all series affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected thereby (voting as one class). The Indenture contains provisions permitting the Holders of not less than a majority in principal amount of the Securities of all series at the time Outstanding with respect to which a default under the Indenture shall have occurred and be continuing (voting as one class), on behalf of the Holders of the Securities of all such series, to waive, with certain exceptions, such past default with respect to all such series and its consequences. The Indenture also permits the Holders of not less than a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

   As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

   No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

   As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Security Registrar in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

   The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of the Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

   No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

   Prior to due presentment of this Note for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

   All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

   The Indenture and the Notes issued thereby shall be governed by and construed in accordance with the laws of the State of California.